Exhibit 24.2(c)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the plans named below constitutes and appoints JEFFREY R. IMMELT, BRACKETT B. DENNISTON III, KEITH S. SHERIN, JAMIE S. MILLER, MICHAEL R. MCALEVEY and CHRISTOPH A. PEREIRA its true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any or all amendments to the Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney on behalf of the Plan as of the 21st day of November, 2008.

Advanced Services, Inc. Employee Savings and Retirement Plan

By:	/s/ Philip Harris
Name:	Philip Harris
Title:	Authorized Agent

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